SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                           TEMPLETON DRAGON FUND, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transactions applies:

(2)  Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing party:

(4)  Date filed:

                          TEMPLETON DRAGON FUND, INC.
                          500 EAST BROWARD BOULEVARD
                      FT. LAUDERDALE, FLORIDA 33394-3091


                                                                  July 19, 2000


Dear Shareholder:


We are writing to you to ask for your vote on important questions that could affect your investment in Templeton Dragon Fund, Inc. (the "Fund"). Please review the attached proxy statement, cast your vote, and return the enclosed proxy card in the envelope provided.


In addition to electing directors and selecting auditors, you are being asked to vote on a proposal submitted by a shareholder. This proposal requests that the Board of Directors consider approving, and submitting for shareholder approval, a proposal to convert the Fund from a closed-end fund to an open-end fund. The Directors unanimously recommend that you vote "AGAINST" this proposal.


The Directors believe that the best way for the Fund to pursue its investment objective is as a closed-end fund. The Fund's investment objective is long-term capital appreciation and the Directors continue to believe that the best way for the Fund to pursue this objective is to continue to invest in the China region on a company-by-company basis and hold these investments for a sufficiently long period of time to allow them to appreciate in value. This long-term investment philosophy and the less-liquid nature of the Chinese securities market led to the original organization of the Fund as a closed-end fund. The Board and management continue to believe that the closed-end fund structure remains the best structure for the Fund.


Although the Board believes that the Fund benefits from its structure as a closed-end fund, the Directors understand that many shareholders are concerned about the discount to net asset value at which Fund shares trade. In this regard, the Board adopted an open-market share repurchase program in October 1997, which authorized the Fund to purchase, from time to time, up to approximately 10% of the Fund's outstanding shares, in open-market transactions at the discretion of management. The Fund's repurchase program was expanded in December 1999 to permit share repurchases on the Osaka Securities Exchange, and most recently, in May 2000, the Board further expanded the share repurchase program by removing the 10% limitation on share repurchases in order to give management greater flexibility to engage in an aggressive share repurchase program. The Board also implemented a managed distribution policy in July 1998 under which approximately 10% of the Fund's average net asset value is distributed to Fund shareholders on an annual basis.

For the reasons mentioned above and in light of the additional considerations discussed in the accompanying proxy statement, the Directors believe that the continued operation of the Fund as a closed-end fund is in your best long-term interest, and unanimously recommend a vote AGAINST Proposal 3.


We appreciate your participation and prompt response in this matter and thank you for your continued support.


                                               /s/ Mark Mobius


                                               Mark Mobius
                                               PRESIDENT

[FRANKLIN TEMPLETON LOGO APPEARS HERE]


                          TEMPLETON DRAGON FUND, INC.


                        IMPORTANT SHAREHOLDER INFORMATION


These materials are for the Annual Meeting of Shareholders scheduled for Monday, August 28, 2000 at 2:00 p.m. Eastern time. They discuss the proposals to be voted on at the meeting, and contain your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important issues relating to your Fund. If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, we'll vote it in accordance with the Directors' recommendations on page 1 of the proxy statement.


WE URGE YOU TO SPEND A FEW MINUTES REVIEWING THE PROPOSALS IN THE PROXY STATEMENT. THEN, FILL OUT THE PROXY CARD AND RETURN IT TO US SO THAT WE KNOW HOW YOU WOULD LIKE TO VOTE. WHEN SHAREHOLDERS RETURN THEIR PROXIES PROMPTLY, THE FUND MAY BE ABLE TO SAVE MONEY BY NOT HAVING TO CONDUCT ADDITIONAL MAILINGS.


WE WELCOME YOUR COMMENTS. IF YOU HAVE ANY QUESTIONS, CALL FUND INFORMATION AT 1-800/DIAL BEN/registered trademark/ (1-800/342-5236).






                          TELEPHONE AND INTERNET VOTING

  FOR YOUR CONVENIENCE, YOU MAY BE ABLE TO VOTE BY TELEPHONE OR THROUGH THE INTERNET, 24 HOURS A DAY. IF YOUR ACCOUNT IS ELIGIBLE, A CONTROL NUMBER AND SEPARATE INSTRUCTIONS ARE ENCLOSED.

[FRANKLIN TEMPLETON LOGO APPEARS HERE]


                          TEMPLETON DRAGON FUND, INC.


                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS


The Annual Meeting ("Meeting") of shareholders of Templeton Dragon Fund, Inc. (the "Fund") will be held at the Fund's offices, 500 East Broward Boulevard, 12th Floor, Ft. Lauderdale, Florida 33394-3091 on Monday, August 28, 2000 at 2:00 p.m. Eastern time.


During the Meeting, shareholders of the Fund will vote on four proposals:


1. The election of four Directors of the Fund to hold office for the terms specified;

2. The ratification or rejection of the selection of PricewaterhouseCoopers LLP as independent auditors of the Fund for the fiscal year ending December 31, 2000;

3. The approval or rejection of a shareholder proposal to request that the Board of Directors consider approving, and submitting for shareholder approval, a proposal to convert the Fund from a closed-end fund to an open-end fund; and

4. The transaction of any other business that may properly come before the Meeting.


                                        By order of the Board of Directors,


                                        Barbara J. Green
                                        SECRETARY

July 19, 2000

  MANY SHAREHOLDERS HOLD SHARES IN MORE THAN ONE TEMPLETON FUND AND WILL RECEIVE PROXY MATERIAL FOR EACH FUND OWNED. PLEASE SIGN AND PROMPTLY RETURN EACH PROXY CARD IN THE SELF-ADDRESSED ENVELOPE REGARDLESS OF THE NUMBER OF SHARES YOU OWN. JAPANESE SHAREHOLDERS SHOULD BE AWARE THAT JAPAN SECURITIES CLEARING CORPORATION MAY EXERCISE A VOTE ON PROPOSALS 1, 2 AND 4 ON YOUR BEHALF IF YOU DO NOT RETURN A PROXY CARD.

                           TEMPLETON DRAGON FUND, INC.


                                 PROXY STATEMENT


 - INFORMATION ABOUT VOTING

   WHO IS ELIGIBLE TO VOTE?

   Shareholders of record at the close of business on Thursday, June 1, 2000 are entitled to be present and to vote at the Meeting or any adjourned Meeting. Each share of record is entitled to one vote on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the proxy statement were mailed to shareholders of record on or about July 19, 2000.

   ON WHAT ISSUES AM I BEING ASKED TO VOTE?


   You are being asked to vote on four proposals:

   1. The election of four nominees to the position of Director;

   2. The ratification or rejection of the selection of PricewaterhouseCoopers LLP as independent auditors of the Fund for the fiscal year ending December 31, 2000;

   3. The approval or rejection of a shareholder proposal to request that the Board of Directors consider approving, and submitting for shareholder approval, a proposal to convert the Fund from a closed-end fund to an open-end fund; and

   4. The transaction of any other business that may properly come before the Meeting.

   HOW DO THE FUND'S DIRECTORS RECOMMEND THAT I VOTE?

   The Directors unanimously recommend that you vote:

   1. FOR the election of the four nominees;

   2. FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Fund;

   3. AGAINST the shareholder proposal that the Board of Directors consider approving, and submitting for shareholder approval, a proposal to convert the Fund from a closed-end fund to an open-end fund; and

   4. FOR the proxyholders to have discretion to vote on any other business that may properly come before the Meeting.

   HOW DO I ENSURE THAT MY VOTE IS ACCURATELY RECORDED?


   You may attend the Meeting and vote in person or you may complete and return the enclosed proxy card. If you are eligible to vote by telephone or through the internet, a control number and separate instructions are enclosed.


   Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you specify a vote for any of the Proposals 1 through 4, your proxy will be voted as you indicated. If you simply sign and date the proxy card, but don't specify a vote for any of the Proposals 1 through 4, your shares will be voted IN FAVOR of the nominees for Director (Proposal 1), IN FAVOR of ratifying the selection of PricewaterhouseCoopers LLP as independent auditors (Proposal 2), AGAINST the shareholder proposal that the Board of Directors consider approving, and submitting for shareholder approval, a proposal to convert the Fund from a closed-end fund to an open-end fund (Proposal 3), and/or IN ACCORDANCE with the discretion of the persons named in the proxy card as to any other matters that may properly come before the Meeting (Proposal 4).


   CAN I REVOKE MY PROXY?


   You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy to the Fund that is received at or prior to the Meeting, or by attending the Meeting and voting in person.


 - THE PROPOSALS


   PROPOSAL 1: ELECTION OF DIRECTORS


   HOW ARE NOMINEES SELECTED?


   The Board of Directors of the Fund (the "Board") has a Nominating and Compensation Committee (the "Committee") consisting of Andrew H. Hines, Jr., Edith E. Holiday and Gordon S. Macklin, all of whom are independent directors. The Committee is responsible for the selection and nomination for appointment of candidates to serve as Directors of the Fund. The Committee will review shareholders' nominations to fill vacancies on the Board, if these nominations are submitted in writing and addressed to the Committee at the Fund's offices. However, the Committee expects to be able to identify from its own resources an ample number of qualified candidates.

   WHO ARE THE NOMINEES AND DIRECTORS?


   The Board is divided into three classes, each class having a term of three years. Each year the term of office of one class expires. This year, the terms of four Directors are expiring. John Wm. Galbraith, Betty P. Krahmer, Gordon S. Macklin and Fred R. Millsaps have been nominated for three-year terms, set to expire at the 2003 Annual Meeting of Shareholders. These terms continue, however, until successors are duly elected and qualified. All of the nominees are currently members of the Board. In addition, all of the current nominees and Directors are also directors or trustees of other Franklin funds/registered trademark/ and/or Templeton funds/registered trademark/ (collectively, the "Franklin Templeton funds").


   Certain Directors of the Fund hold director and/or officer positions with Franklin Resources, Inc. ("Resources") and its affiliates. Resources is a publicly owned holding company, the principal shareholders of which are Charles B. Johnson and Rupert H. Johnson, Jr., who own approximately 19% and 16%, respectively, of its outstanding shares. Resources, a global investment organization operating as Franklin Templeton Investments, is primarily engaged, through various subsidiaries, in providing investment management, share distribution, transfer agent and administrative services to a family of investment companies. Resources is a New York Stock Exchange, Inc. ("NYSE") listed holding company (NYSE: BEN). Charles E. Johnson, Vice President of the Fund, is the son and nephew, respectively, of brothers Charles B. Johnson, the Chairman of the Board and Vice President of the Fund, and Rupert H. Johnson, Jr., Vice President of the Fund. There are no family relationships among any of the Directors or nominees for Director.


   Each nominee is currently available and has consented to serve if elected. If any of the nominees should become unavailable, the persons named in the proxy card will vote in their discretion for another person or persons who may be nominated as Directors.

   Listed below, for each nominee and Director, is a brief description of recent professional experience, and ownership of shares of the Fund and shares of the Franklin Templeton funds.



                                                                                                  SHARES
                                                                           FUND SHARES         BENEFICIALLY
                                                                          BENEFICIALLY           OWNED IN
                                                                              OWNED              FRANKLIN
                                                                         AND % OF TOTAL         TEMPLETON
                                                                           OUTSTANDING       FUNDS (INCLUDING
                     NAME, PRINCIPAL OCCUPATION                           SHARES AS OF       THE FUND) AS OF
                   DURING PAST FIVE YEARS AND AGE                         JUNE 30, 2000       JUNE 30, 2000
--------------------------------------------------------------------   ------------------   -----------------
   NOMINEES TO SERVE UNTIL 2003 ANNUAL MEETING OF SHAREHOLDERS:

   JOHN WM. GALBRAITH                                                        28,105(**)         3,198,310
   DIRECTOR SINCE 1995

   President, Galbraith Properties, Inc. (personal investment company); Director Emeritus, Gulf West Banks, Inc. (bank holding company) (1995-present); director or trustee, as the case may be, of 18 of the investment companies in Franklin
   Templeton Investments; and FORMERLY, Director, Mercantile
   Bank (1991-1995), Vice Chairman, Templeton, Galbraith &
   Hansberger Ltd. (1986-1992), and Chairman, Templeton Funds
   Management, Inc. (1974-1991). Age 78.

   BETTY P. KRAHMER                                                           9,000(***)          141,995
   DIRECTOR SINCE 1994

   Director or trustee of various civic associations; director or trustee, as the case may be, of 19 of the investment companies in Franklin Templeton Investments; and FORMERLY, Economic
   Analyst, U.S. government. Age 70.

   GORDON S. MACKLIN                                                          2,000(**)           301,534
   DIRECTOR SINCE 1994

   Director, Martek Biosciences Corporation, WorldCom, Inc.
   (communications services), MedImmune, Inc. (biotechnology),
   Overstock.com (internet services), White Mountains Insurance
   Group, Ltd. (holding company) and Spacehab, Inc. (aerospace services); director or trustee, as the case may be, of 48 of the investment companies in Franklin Templeton Investments; and FORMERLY, Chairman, White River Corporation (financial services) (until 1998) and Hambrecht & Quist Group
   (investment banking) (until 1992), and President, National
   Association of Securities Dealers, Inc. (until 1987). Age 72.

                                                                                                SHARES
                                                                          FUND SHARES        BENEFICIALLY
                                                                         BENEFICIALLY          OWNED IN
                                                                             OWNED             FRANKLIN
                                                                        AND % OF TOTAL        TEMPLETON
                                                                          OUTSTANDING      FUNDS (INCLUDING
                     NAME, PRINCIPAL OCCUPATION                          SHARES AS OF      THE FUND) AS OF
                   DURING PAST FIVE YEARS AND AGE                        JUNE 30, 2000      JUNE 30, 2000
--------------------------------------------------------------------   ----------------   -----------------
   FRED R. MILLSAPS                                                                0            1,846,295
   DIRECTOR SINCE 1994

   Manager of personal investments (1978-present); director of various business and nonprofit organizations; director or trustee, as the case may be, of 20 of the investment companies in Franklin Templeton Investments; and FORMERLY, Chairman and Chief Executive Officer, Landmark Banking Corporation
   (1969-1978), Financial Vice President, Florida Power and Light (1965-1969), and Vice President, Federal Reserve Bank of Atlanta (1958-1965). Age 71.

   DIRECTORS SERVING UNTIL 2002 ANNUAL MEETING OF SHAREHOLDERS:

   HARRIS J. ASHTON                                                              500(**)          508,050
   DIRECTOR SINCE 1994

   Director, RBC Holdings, Inc. (bank holding company) and
   Bar-S Foods (meat packing company); director or trustee, as the case may be, of 48 of the investment companies in Franklin
   Templeton Investments; and FORMERLY, President, Chief
   Executive Officer and Chairman of the Board, General Host
   Corporation (nursery and craft centers) (until 1998). Age 68.

   NICHOLAS F. BRADY*                                                          1,000(**)           60,602
   DIRECTOR SINCE 1994

   Chairman, Templeton Emerging Markets Investment Trust
   PLC, Templeton Latin America Investment Trust PLC, Darby
   Overseas Investments, Ltd. and Darby Emerging Markets
   Investments LDC (investment firms) (1994-present); Director,
   Templeton Global Strategy Funds, Amerada Hess Corporation
   (exploration and refining of oil and gas), C2, Inc. (operating and investment business), and H.J. Heinz Company (processed foods and allied products); director or trustee, as the case may be, of 19 of the investment companies in Franklin Templeton
   Investments; and FORMERLY, Secretary of the United States
   Department of the Treasury (1988-1993), Chairman of the Board, Dillon, Read & Co., Inc. (investment banking) (until
   1988) and U.S. Senator, New Jersey (April 1982-December
   1982). Age 70.

                                                                                                 SHARES
                                                                           FUND SHARES        BENEFICIALLY
                                                                          BENEFICIALLY          OWNED IN
                                                                              OWNED             FRANKLIN
                                                                         AND % OF TOTAL        TEMPLETON
                                                                           OUTSTANDING      FUNDS (INCLUDING
                      NAME, PRINCIPAL OCCUPATION                          SHARES AS OF      THE FUND) AS OF
                    DURING PAST FIVE YEARS AND AGE                        JUNE 30, 2000      JUNE 30, 2000
---------------------------------------------------------------------   ----------------   -----------------
   FRANK J. CROTHERS                                                             0                7,994
   DIRECTOR SINCE 1998

   Chairman, Caribbean Electric Utility Services Corporation and
   Atlantic Equipment & Power Ltd.; Vice Chairman, Caribbean
   Utilities Co., Ltd.; President, Provo Power Corporation;
   director of various other business and non-profit organizations;
   and director or trustee, as the case may be, of 12 of the investment companies in Franklin Templeton Investments.
   Age 56.

   S. JOSEPH FORTUNATO                                                         100(**)          644,201
   DIRECTOR SINCE 1994

   Member of the law firm of Pitney, Hardin, Kipp & Szuch; and director or trustee, as the case may be, of 50 of the investment companies in Franklin Templeton Investments. Age 67.

   CONSTANTINE D. TSERETOPOULOS                                                  0               68,645
   DIRECTOR SINCE 1998

   Physician, Lyford Cay Hospital (1987-present); director of various nonprofit organizations; director or trustee, as the case may be, of 12 of the investment companies in Franklin
   Templeton Investments; and FORMERLY, Cardiology Fellow,
   University of Maryland (1985-1987) and Internal Medicine
   Intern, Greater Baltimore Medical Center (1982-1985). Age 46.

                                                                                                SHARES
                                                                          FUND SHARES        BENEFICIALLY
                                                                         BENEFICIALLY          OWNED IN
                                                                             OWNED             FRANKLIN
                                                                        AND % OF TOTAL        TEMPLETON
                                                                          OUTSTANDING      FUNDS (INCLUDING
                     NAME, PRINCIPAL OCCUPATION                          SHARES AS OF      THE FUND) AS OF
                   DURING PAST FIVE YEARS AND AGE                        JUNE 30, 2000      JUNE 30, 2000
--------------------------------------------------------------------   ----------------   -----------------
   DIRECTORS SERVING UNTIL 2001 ANNUAL MEETING OF SHAREHOLDERS:

   MARTIN L. FLANAGAN*                                                       1,345(**)          13,203
   DIRECTOR AND VICE PRESIDENT SINCE 1994

   President, Member--Office of the President, Chief Financial
   Officer and Chief Operating Officer, Franklin Resources, Inc.;
   Executive Vice President and Director, Franklin/Templeton
   Investor Services, Inc.; President and Chief Financial Officer,
   Franklin Mutual Advisers, LLC; Executive Vice President,
   Chief Financial Officer and Director, Templeton Worldwide,
   Inc.; Executive Vice President, Chief Operating Officer and
   Director, Templeton Investment Counsel, Inc.; Executive Vice
   President, Franklin Advisers, Inc. and Franklin Investment
   Advisory Services, Inc.; Chief Financial Officer, Franklin
   Advisory Services, LLC; Chairman and Director, Franklin
   Templeton Services, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 52 of the investment companies in Franklin Templeton Investments.
   Age 40.

   ANDREW H. HINES, JR.                                                          0              58,443
   DIRECTOR SINCE 1994

   Consultant, Triangle Consulting Group; Executive-in-Residence,
   Eckerd College (1991-present); director or trustee, as the case may be, of 20 of the investment companies in Franklin Templeton Investments; and FORMERLY, Chairman and Director, Precise Power Corporation (1990-1997), Director,
   Checkers Drive-In Restaurant, Inc. (1994-1997), and Chairman of the Board and
   Chief Executive Officer, Florida Progress Corporation (holding company in the energy area) (1982-1990) and director of various of its subsidiaries. Age 77.

                                                                                                   SHARES
                                                                             FUND SHARES        BENEFICIALLY
                                                                            BENEFICIALLY          OWNED IN
                                                                                OWNED             FRANKLIN
                                                                           AND % OF TOTAL        TEMPLETON
                                                                             OUTSTANDING      FUNDS (INCLUDING
                       NAME, PRINCIPAL OCCUPATION                           SHARES AS OF      THE FUND) AS OF
                     DURING PAST FIVE YEARS AND AGE                         JUNE 30, 2000      JUNE 30, 2000
-----------------------------------------------------------------------   ----------------   -----------------
   EDITH E. HOLIDAY                                                               100(**)              18,195
   DIRECTOR SINCE 1996

   Director, Amerada Hess Corporation (exploration and refining of oil and gas)
   (1993-present), Hercules Incorporated (chemicals, fibers and resins)
   (1993-present), Beverly Enterprises, Inc. (health care) (1995-present), H.J.
   Heinz Company (processed foods and allied products) (1994-present) and RTI
   International Metals, Inc. (manufacture and distribution of titanium) (July
   1999-present); director or trustee, as the case may be, of 26 of the investment companies in Franklin Templeton Investments; and FORMERLY, Assistant to the President of the United States and Secretary of the Cabinet
   (1990-1993), General Counsel to the United States Treasury Department
   (1989-1990), and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-- United States Treasury Department
   (1988-1989). Age 48.

   CHARLES B. JOHNSON*                                                         14,604(**)          22,617,159
   CHAIRMAN SINCE 1995 AND VICE PRESIDENT SINCE 1994

   Chairman of the Board, Chief Executive Officer, Member--
   Office of the Chairman and Director, Franklin Resources, Inc.;
   Chairman of the Board and Director, Franklin Investment
   Advisory Services, Inc.; Vice President, Franklin Templeton
   Distributors, Inc.; Director, Franklin/Templeton Investor
   Services, Inc. and Franklin Templeton Services, Inc.; officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 49 of the investment companies in Franklin Templeton Investments. Age
   67.

 ------------------------
    * Nicholas F. Brady, Martin L. Flanagan, and Charles B. Johnson are "interested persons" as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act limits the percentage of interested persons that can comprise a fund's board of directors. Mr. Johnson is an interested person due to his ownership interest in Resources, his employment affiliation with Resources and his position with the Fund. Mr. Flanagan is an interested person due to his employment affiliation with Resources and his position with the Fund. Mr. Brady's status as an interested person results from his business affiliations with Resources and Templeton Global Advisors Limited. Mr. Brady and Resources are both limited partners of Darby Overseas Partners, L.P. ("Darby Overseas"). Mr. Brady is Chairman and shareholder of Darby Emerging Markets Investments LDC, which is the corporate general partner of Darby Overseas. In addition, Darby Overseas and Templeton Global Advisors Limited are limited partners of Darby Emerging Markets Fund, L.P. The remaining nominees and Directors of the Fund are not interested persons (the "Independent Directors").

  ** Less than 1%.

 *** Less than 1%. Of the shares indicated, Mrs. Krahmer beneficially owns
     1,000 shares for her own account. Of the remainder, beneficial ownership may be attributable to Mrs. Krahmer by virtue of her husband's ownership of 4,000 shares through a retirement account, and the ownership of 4,000 shares held in trust for the benefit of Mrs. Krahmer's children for which her husband serves as trustee.

   HOW OFTEN DO THE DIRECTORS MEET AND WHAT ARE THEY PAID?


   The role of the Directors is to provide general oversight of the Fund's business, and to ensure that the Fund is operated for the benefit of shareholders. The Directors anticipate meeting at least five times during the current fiscal year to review the operations of the Fund and the Fund's investment performance. The Directors also oversee the services furnished to the Fund by Templeton Asset Management Ltd.-Hong Kong branch, the Fund's investment manager (the "Investment Manager"), and various other service providers. The Fund currently pays the Independent Directors and Mr. Brady an annual retainer of $2,000 and a fee of $400 per Board meeting attended. Directors serving on the Audit Committee of the Fund and other investment companies in Franklin Templeton Investments receive a flat fee of $2,000 per Audit Committee meeting attended, a portion of which is allocated to the Fund. Members of a committee are not compensated for any committee meeting held on the day of a Board meeting.


   During the fiscal year ended December 31, 1999, there were five meetings of the Board, four meetings of the Audit Committee, and five meetings of the Nominating and Compensation Committee. Each of the Directors attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the Director served. There was 100% attendance at the meetings of the Audit Committee and the Nominating and Compensation Committee.


   Certain Directors and Officers of the Fund are shareholders of Resources and may receive indirect remuneration due to their participation in management fees and other fees received by the Investment Manager and its affiliates from the Franklin Templeton funds. The Investment Manager or its affiliates pay the salaries and expenses of the Officers. No pension or retirement benefits are accrued as part of Fund expenses.

                                       AGGREGATE         NUMBER OF BOARDS WITHIN
                                     COMPENSATION       FRANKLIN TEMPLETON FUNDS        TOTAL COMPENSATION FROM
        NAME OF DIRECTOR            FROM THE FUND*     ON WHICH DIRECTOR SERVES**     FRANKLIN TEMPLETON FUNDS***
--------------------------------   ----------------   ----------------------------   ----------------------------
  Harris J. Ashton                      $4,000                                48               $363,165
  Nicholas F. Brady                      4,000                                19                138,700
  Frank J. Crothers                      4,181                                12                 72,400
  S. Joseph Fortunato                    4,000                                50                363,238
  John Wm. Galbraith                     4,101                                18                144,200
  Andrew H. Hines, Jr.                   4,095                                20                203,700
  Edith E. Holiday                       4,000                                26                237,265
  Betty P. Krahmer                       4,000                                19                138,700
  Gordon S. Macklin                      4,000                                48                363,165
  Fred R. Millsaps                       4,087                                20                201,700
  Constantine D. Tseretopoulos           4,086                                12                 70,400

 ------------------------
     * Compensation received for the fiscal year ended December 31, 1999.

    ** We base the number of boards on the number of registered investment companies in Franklin Templeton Investments. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. Franklin Templeton Investments currently includes 52 registered investment companies, with approximately 157 U.S. based funds or series.

   *** For the calendar year ended December 31, 1999.


   The table above indicates the total fees paid to Directors by the Fund individually and by all of the Franklin Templeton funds. These Directors also serve as directors or trustees of other investment companies in Franklin Templeton Investments, many of which hold meetings at different dates and times. The Directors and the Fund's management believe that having the same individuals serving on the boards of many of the Franklin Templeton funds enhances the ability of each fund to obtain, at a relatively modest cost to each separate fund, the services of high caliber, experienced and knowledgeable Independent Directors who can more effectively oversee the management of the funds.

   Board members historically have followed a policy of having substantial investments in one or more of the Franklin Templeton funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid to such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

   WHO ARE THE EXECUTIVE OFFICERS OF THE FUND?

   Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board. Listed below, for each Executive Officer, is a brief description of recent professional experience:



       NAME AND OFFICES                               PRINCIPAL OCCUPATION
        WITH THE FUND                            DURING PAST FIVE YEARS AND AGE
-----------------------------   ----------------------------------------------------------------
  CHARLES B. JOHNSON            See Proposal 1, "Election of Directors."
  CHAIRMAN SINCE 1995 AND
  VICE PRESIDENT SINCE 1994

  J. MARK MOBIUS                Portfolio Manager of various Templeton advisory affiliates;
  PRESIDENT SINCE 1994          Managing Director, Templeton Asset Management Ltd.;
                                Executive Vice President and Director, Templeton
                                Global Advisors Limited; officer of eight of the
                                investment companies in Franklin Templeton
                                Investments; and FORMERLY, President,
                                International Investment Trust Company Limited
                                (investment manager of Taiwan R.O.C. Fund)
                                (1986-1987) and Director, Vickers da Costa, Hong
                                Kong (1983-1986). Age 63.

  RUPERT H. JOHNSON, JR.        Vice Chairman, Member--Office of the Chairman and
  VICE PRESIDENT SINCE 1996     Director, Franklin Resources, Inc.; Executive Vice President
                                and Director, Franklin Templeton Distributors, Inc.; Director,
                                Franklin Advisers, Inc., Franklin Investment Advisory
                                Services, Inc. and Franklin/Templeton Investor Services, Inc.;
                                Senior Vice President, Franklin Advisory Services, LLC; and
                                officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 52 of the investment companies in Franklin Templeton
                                Investments. Age 59.

  HARMON E. BURNS               Vice Chairman, Member--Office of the Chairman and
  VICE PRESIDENT SINCE 1996     Director, Franklin Resources, Inc.; Executive Vice President
                                and Director, Franklin Templeton Distributors, Inc.;
                                Executive Vice President, Franklin Advisers, Inc.; Director,
                                Franklin Investment Advisory Services, Inc., Franklin/
                                Templeton Investor Services, Inc. and Franklin Templeton
                                Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin
                                Resources, Inc. and of 52 of the investment companies in
                                Franklin Templeton Investments. Age 55.

       NAME AND OFFICES                                PRINCIPAL OCCUPATION
         WITH THE FUND                            DURING PAST FIVE YEARS AND AGE
------------------------------   ----------------------------------------------------------------
  CHARLES E. JOHNSON             President, Member--Office of the President and Director,
  VICE PRESIDENT SINCE 1996      Franklin Resources, Inc.; Senior Vice President, Franklin
                                 Templeton Distributors, Inc.; President and Director,
                                 Templeton Worldwide, Inc. and Franklin Advisers, Inc.;
                                 Director, Templeton Investment Counsel, Inc.; President,
                                 Franklin Investment Advisory Services, Inc.; officer and/or director of some of the other subsidiaries of Franklin
                                 Resources, Inc.; and officer and/or director or trustee, as the case may be, of 33 of the investment companies in Franklin
                                 Templeton Investments. Age 44.

  MARK G. HOLOWESKO              President, Templeton Global Advisors Limited; Chief
  VICE PRESIDENT SINCE 1994      Investment Officer, Global Equity Group; Executive Vice
                                 President and Director, Templeton Worldwide, Inc.; officer of
                                 19 of the investment companies in Franklin Templeton
                                 Investments; and FORMERLY, Investment Administrator,
                                 RoyWest Trust Corporation (Bahamas) Limited (1984-1985).
                                 Age 40.

  MARTIN L. FLANAGAN             See Proposal 1, "Election of Directors."
  VICE PRESIDENT AND DIRECTOR
  SINCE 1994

  SAMUEL J. FORESTER, JR.        Managing Director, Templeton Worldwide, Inc.; Vice
  VICE PRESIDENT SINCE 1994      President and Director, Templeton Global Income Portfolio
                                 Ltd.; Director, Closed Joint-Stock Company Templeton and
                                 Templeton Trust Services Pvt. Ltd.; officer of 10 of the
                                 investment companies in Franklin Templeton Investments;
                                 and FORMERLY, President, Templeton Global Bond Managers, a
                                 division of Templeton Investment Counsel, Inc., Founder and
                                 Partner, Forester, Hairston Investment Management, Inc.
                                 (1989-1990), Managing Director (Mid-East Region), Merrill
                                 Lynch, Pierce, Fenner & Smith Inc. (1987-1988), and Advisor
                                 for Saudi Arabian Monetary Agency (1982-1987). Age 52.

  JOHN R. KAY                    Vice President, Templeton Worldwide, Inc.; Assistant Vice
  VICE PRESIDENT SINCE 1994      President, Franklin Templeton Distributors, Inc.; officer of 24 of the investment companies in Franklin Templeton
                                 Investments; and FORMERLY, Vice President and Controller,
                                 Keystone Group, Inc. Age 59.

  MURRAY L. SIMPSON              Executive Vice President and General Counsel, Franklin
  VICE PRESIDENT AND             Resources, Inc.; officer and/or director of some of the
  ASSISTANT SECRETARY            subsidiaries of Franklin Resources, Inc.; officer of 53 of the
  SINCE FEBRUARY 2000            investment companies in Franklin Templeton Investments;
                                 and FORMERLY, Chief Executive Officer and Managing Director,
                                 Templeton Franklin Investment Services (Asia) Limited (until
                                 January 2000) and Director, Templeton Asset Management
                                 Ltd. (until 1999). Age 63.

       NAME AND OFFICES                               PRINCIPAL OCCUPATION
        WITH THE FUND                            DURING PAST FIVE YEARS AND AGE
-----------------------------   ----------------------------------------------------------------
  BARBARA J. GREEN              Vice President and Deputy General Counsel, Franklin
  VICE PRESIDENT SINCE          Resources, Inc.; Senior Vice President, Templeton Worldwide,
  FEBRUARY 2000 AND             Inc. and Templeton Global Investors, Inc.; officer of some of
  SECRETARY SINCE 1996          the other subsidiaries of Franklin Resources, Inc. and of 53 of the investment companies in Franklin Templeton
                                Investments; and FORMERLY, Deputy Director,
                                Division of Investment Management, Executive
                                Assistant and Senior Advisor to the Chairman,
                                Counselor to the Chairman, Special Counsel and
                                Attorney Fellow, U.S. Securities and Exchange
                                Commission (1986-1995), Attorney, Rogers & Wells
                                (until 1986), and Judicial Clerk, U.S. District
                                Court (District of Massachusetts) (until 1979).
                                Age 52.

  DAVID P. GOSS                 Counsel, Franklin Resources, Inc.; President, Chief Executive
  VICE PRESIDENT AND            Officer and Director, Franklin Select Realty Trust, Property
  ASSISTANT SECRETARY           Resources, Inc., Property Resources Equity Trust; Franklin
  SINCE FEBRUARY 2000           Real Estate Management, Inc. and Franklin Properties, Inc.;
                                officer and director of some of the other
                                subsidiaries of Franklin Resources, Inc.;
                                officer of 53 of the investment companies in
                                Franklin Templeton Investments; and FORMERLY,
                                President, Chief Executive Officer and Director,
                                Franklin Real Estate Income Fund and Franklin
                                Advantage Real Estate Income Fund (until 1996).
                                Age 53.

  ELIZABETH M. KNOBLOCK         General Counsel, Secretary and Senior Vice President,
  VICE PRESIDENT-COMPLIANCE     Templeton Investment Counsel, Inc.; Senior Vice President,
  SINCE 1996                    Templeton Global Investors, Inc.; officer of other subsidiaries of Franklin Resources, Inc. and of 23 of the investment
                                companies in Franklin Templeton Investments; and FORMERLY,
                                Vice President and Associate General Counsel, Kidder
                                Peabody & Co. Inc. (1989-1990), Assistant General Counsel,
                                Gruntal & Co., Inc. (1988), Vice President and Associate
                                General Counsel, Shearson Lehman Hutton Inc. (1988), Vice
                                President and Assistant General Counsel, E.F. Hutton & Co.
                                Inc. (1986-1988), and Special Counsel, Division of Investment
                                Management, U.S. Securities and Exchange Commission
                                (1984-1986). Age 45.

  JAMES R. BAIO                 Certified Public Accountant; Senior Vice President,
  TREASURER SINCE 1994          Templeton Worldwide, Inc., Templeton Global Investors, Inc.
                                and FTTrust Company; officer of 20 of the
                                investment companies in Franklin Templeton
                                Investments; and FORMERLY, Senior Tax Manager,
                                Ernst & Young (certified public accountants)
                                (1977-1989). Age 46.

   PROPOSAL 2: RATIFICATION OR REJECTION OF INDEPENDENT AUDITORS


   HOW ARE INDEPENDENT AUDITORS SELECTED?

   The Board has a standing Audit Committee consisting of Messrs. Galbraith, Hines and Millsaps, all of whom are Independent Directors. The Audit Committee reviews the maintenance of the Fund's records and the safekeeping arrangements of the Fund's custodian, reviews both the audit and non-audit work of the Fund's independent auditors, and submits a recommendation to the Board as to the selection of independent auditors.


   WHICH INDEPENDENT AUDITORS DID THE BOARD SELECT?


   Upon the recommendation of the Audit Committee, the Board selected the firm of PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, CA 94105, as auditors of the Fund for the current fiscal year. PricewaterhouseCoopers LLP has examined and reported on the fiscal year-end financial statements, dated December 31, 1999, and certain related U.S. Securities and Exchange Commission filings. You are being asked to ratify the Board's selection of PricewaterhouseCoopers LLP for the current fiscal year. Services to be performed by the auditors include examining and reporting on the fiscal year-end financial statements of the Fund and certain related filings with the U.S. Securities and Exchange Commission.


   McGladrey & Pullen, LLP resigned as auditors of the Fund on August 13, 1999. McGladrey & Pullen, LLP served as the Fund's auditors from the Fund's inception through the fiscal year ended December 31, 1998. There have not been any disputes or disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, nor have McGladrey & Pullen, LLP's reports on the financial statements for the last two years contained an adverse opinion or a disclaimer of opinion, or been qualified or modified as to uncertainty, audit scope, or accounting principles. H&R Block, a public company, acquired certain assets of McGladrey & Pullen, LLP on August 2, 1999. Following its acquisition by a public company, McGladrey & Pullen, LLP elected to not continue servicing clients in the mutual fund business. As a result, the partners and professional staff who were previously responsible for auditing the Fund's financial statements became associated with PricewaterhouseCoopers LLP. The selection of PricewaterhouseCoopers LLP as auditors of the Fund for the fiscal year ended December 31, 1999 was recommended by the Audit Committee and approved by the Board on July 21, 1999. The selection was then ratified by the Fund's shareholders at the 1999 Annual Meeting of Shareholders.

   Neither the firm of PricewaterhouseCoopers LLP nor any of its members have any material direct or indirect financial interest in the Fund. Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Meeting, but will have the opportunity to make a statement if they wish, and will be available should any matter arise requiring their presence.


   PROPOSAL 3: SHAREHOLDER PROPOSAL THAT THE BOARD CONSIDER APPROVING, AND
               SUBMITTING FOR SHAREHOLDER APPROVAL, A PROPOSAL TO CONVERT THE FUND FROM A CLOSED-END FUND TO AN OPEN-END FUND


   WHAT IS BEING CONSIDERED UNDER THIS ITEM?


   At the Meeting, a shareholder of the Fund will ask you to vote on his proposal that the Board consider approving, and submitting for approval at a future shareholder meeting, a proposal to convert the Fund from a closed-end fund to an open-end fund. THE DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL.


   THE DIRECTORS BELIEVE THAT THE FUND'S INVESTMENT OBJECTIVE IS MOST LIKELY TO BE REALIZED IN A CLOSED-END STRUCTURE. A CLOSED-END FUND CAN KEEP ITS ASSETS INVESTED TOWARD MEETING ITS GOALS. BECAUSE AN OPEN-END FUND IS REQUIRED TO REDEEM ITS SHARES AT ANY TIME, IT MUST KEEP ON HAND CASH OR SECURITIES THAT CAN BE READILY SOLD TO RAISE CASH. THE DIRECTORS CONTINUE TO BELIEVE THAT THE BEST WAY FOR THE FUND TO PURSUE LONG-TERM CAPITAL APPRECIATION IS TO CONTINUE TO FOLLOW THE INVESTMENT MANAGER'S INVESTMENT APPROACH: TO INVEST IN THE CHINA REGION ON A COMPANY-BY-COMPANY BASIS AND HOLD THESE INVESTMENTS FOR A SUFFICIENTLY LONG PERIOD OF TIME TO ALLOW THEM TO APPRECIATE IN VALUE. THE INVESTMENT MANAGER'S INVESTMENT PHILOSOPHY AND THE LESS-LIQUID NATURE OF THE CHINESE SECURITIES MARKET LED TO THE ORIGINAL ORGANIZATION OF THE FUND AS A CLOSED-END FUND. THE BOARD AND MANAGEMENT CONTINUE TO BELIEVE THAT THE CLOSED-END STRUCTURE REMAINS THE BEST STRUCTURE FOR THE FUND.


   FURTHER, THE DIRECTORS BELIEVE THAT THE SUPPOSED BENEFIT OF OPEN-ENDING THE FUND--AN IMMEDIATE GAIN TO SHAREHOLDERS WHO REDEEM THEIR FUND SHARES--WOULD HAVE NEGATIVE CONSEQUENCES FOR THOSE WHO REMAIN SHAREHOLDERS OF THE FUND.


   WHAT ARE THE DIFFERENCES BETWEEN A CLOSED-END FUND AND AN OPEN-END FUND?


   Closed-end funds are not obliged to redeem their shares and, typically, do not engage in the continuous sale of new shares. Closed-end funds thus operate with a relatively fixed capitalization. The stock of closed-end funds ordinarily is traded on a securities exchange. In fact, the Fund's shares since inception have been traded on the NYSE and are also listed on the Osaka Securities Exchange.


   In contrast, open-end funds, commonly referred to as "mutual funds," issue redeemable shares. The holders of redeemable shares have the right to surrender their shares to the mutual fund at any time and obtain in return the net asset value of the shares (less any redemption fee charged by the fund or contingent deferred sales charge imposed by the fund's distributor). The cash outflows from redemptions eventually would drain the investment capital from a fund. Most mutual funds seek to offset this by raising new capital from the sale of new shares to investors on a continuous basis. However, given the uncertainties arising out of this process, a mutual fund is likely to experience more volatility in the size of its asset base than is normally the case for closed-end funds.


   WHAT IS THE SHAREHOLDER PROPOSAL?


   The Fund has been informed by Mr. Morris Scheffler, 59 Flower Road, Valley Stream, NY 11581, a shareholder who claims beneficial ownership of approximately 1,213 shares of the Fund as of March 30, 2000, that Mr. Scheffler expects to present the following proposal:


       RESOLVED, that the Stockholders of the Fund assembled in annual meeting, in person and by proxy, hereby request that the Board of Directors take the steps necessary to convert the Fund to an open-end fund.


   Mr. Scheffler has requested that the following statement be included in the proxy statement in support of his proposal:


       REASONS: The Fund has consistently sold at a discount from net asset value. As of the N.Y. Times, Sunday, March 19, 2000 the net asset value of the Fund was $12.53, the market price was $8.87 representing a discount of 29.13%.


       By converting to an open-end fund the net asset value of the Fund would be the market price thus realizing actual value for the Stockholders.

   WHAT IS THE RECOMMENDATION OF THE DIRECTORS?


   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.


   WHY DO THE DIRECTORS UNANIMOUSLY RECOMMEND A VOTE AGAINST THIS PROPOSAL?


   The Directors recommend a vote AGAINST the shareholder proposal for the following reasons, which are discussed in more detail below:


   /bullet/ CHANGING THE FUND'S STRUCTURE WOULD REQUIRE A MAJOR CHANGE IN THE
            FUND'S INVESTMENT STRATEGY THAT WOULD NOT BE IN THE BEST INTERESTS OF THE FUND AND ITS SHAREHOLDERS;


   /bullet/ MARKET AND ECONOMIC CONDITIONS IN CHINA AND HONG KONG MAKE
            CONVERTING TO AN OPEN-END FUND INAPPROPRIATE AT THIS TIME;


   /bullet/ THE LEVEL OF THE FUND'S DISCOUNT TO NET ASSET VALUE AND PERFORMANCE
            HAVE BEEN IN THE SAME RANGE AS THOSE OF COMPARABLE CLOSED-END FUNDS;


   /bullet/ THE FUND'S EXPENSES ARE LIKELY TO INCREASE IF THE FUND IS CONVERTED
            TO AN OPEN-END FUND;


   /bullet/ SIGNIFICANT TAX CONSEQUENCES FOR THE FUND AND ITS SHAREHOLDERS
            LIKELY WOULD RESULT FROM CONVERSION TO AN OPEN-END FUND;


   /bullet/ THE FUND WOULD LOSE ITS LISTING ON THE NYSE IF IT CONVERTED TO AN
            OPEN-END FUND; AND


   /bullet/ FUND SHAREHOLDERS WOULD LOSE THE CURRENT ABILITY TO REINVEST
            DIVIDENDS AND DISTRIBUTIONS AT FAVORABLE RATES UNDER CERTAIN CIRCUMSTANCES.

   1. CONVERSION TO AN OPEN-END FUND WOULD REQUIRE CHANGES TO THE FUND'S PORTFOLIO STRUCTURE AND INVESTMENT STRATEGY THAT ARE NOT IN THE BEST INTERESTS OF THE FUND AND ITS SHAREHOLDERS.

   The Fund was originally established as a closed-end fund because of its investment objective: seeking long-term appreciation by investing in China Companies.1 The long-term nature of the Fund's investment program was described in the Fund's prospectus dated September 21, 1994. Presumably, most shareholders have invested in Fund shares because of this program.2

   The Investment Manager's approach to investing the Fund's assets is to purchase shares of companies that are perceived to have potential to benefit from the anticipated growth and opening of the Chinese markets and from continuing economic integration in Asia. Realizing the full benefit of these investments is a long-term process, and the Fund has been in existence for fewer than six years.

   The closed-end structure facilitates the Investment Manager's ability to invest the Fund's assets in accordance with the Fund's long-term investment objective. As a closed-end fund, the Fund can keep all of its assets working toward its investment goals. This gives the Investment Manager the flexibility to invest in less liquid securities that present attractive long-term opportunities. Converting the Fund to an open-end fund would require the Fund to focus on short-term considerations to anticipate and facilitate redemptions. Of course, setting aside a portion of the Fund's assets to redeem shares reduces the asset base that can be deployed to realize the Fund's primary goals. In addition, if the Fund is converted to an open-end fund, the Investment Manager may be forced to sell portfolio securities before their full potential has been reached in order to raise cash to meet redemptions as they arise. This short-term focus would be disruptive to the Fund's "buy and hold" investment program and, therefore, is not, in management's judgment, in the best interests of the Fund and its shareholders. On the other hand, as a closed-end fund, the Fund does not have to maintain cash reserves or sell off investments to meet redemption requests and is protected from the necessity of selling its investments at a time when market prices are temporarily depressed.
   ------------------------
   1 China Companies are defined in the Fund's prospectus as equity securities of companies (i) organized under the laws of, or with a principal office in, the People's Republic of China ("China" or the "PRC") or Hong Kong, or the principal business activities of which are conducted in China or Hong Kong, or for which the principal equity securities trading market is in China or Hong Kong, and (ii) that derive at least 50% of their revenues from goods or services sold or produced, or have at least 50% of their assets, in China or Hong Kong.

   2 In this regard, it is worthy of note that a proposal submitted by a shareholder at the 1998 Annual Meeting of Shareholders to convert the Fund from a closed-end fund to an open-end fund only garnered the support of 14.22% of the Fund's then outstanding shares, which was less than a majority of the shares voting.

   2. SIGNIFICANT MARKET DEVELOPMENTS AND ECONOMIC CONDITIONS IN CHINA AND HONG KONG MAKE CONVERTING TO AN OPEN-END FUND PARTICULARLY INAPPROPRIATE AT THIS TIME.


   As described more fully in the Fund's prospectus, investing in emerging markets like China involves risks arising out of market and currency volatility, unexpected economic, social, and political developments, and the relatively small size and lesser liquidity of the markets involved. In China and Hong Kong, recent political and economic events have created uncertainties and increased volatility in the securities markets. For example, United States-China relations, China-Taiwan relations, the political and economic future of China, including its agreement with the U.S. concerning membership in the World Trade Organization and its recent trade pact with the European Union, the incorporation of Hong Kong into China, and the recent upheavals in certain Asian economies and securities markets, are all significant factors that create an unpredictable and volatile marketplace and increase market volatility for Chinese securities. In addition, foreign investors in securities listed on Chinese exchanges are restricted to buying "B" shares, which may only be owned by foreign investors and are less liquid than might otherwise be the case. The Directors have considered these factors in deciding how to address the discount and the Board continues to believe that the Fund's closed-end structure is particularly well suited to investing in the China region.


   3. THE BOARD OF DIRECTORS HAS TAKEN ACTION TO ADDRESS THE FUND'S DISCOUNT TO NET ASSET VALUE AND THE BOARD REGULARLY CONSIDERS WHETHER FURTHER MEASURES ARE FEASIBLE AND IN THE FUND'S BEST INTEREST.


   Although the Board believes that the Fund benefits from its structure as a closed-end fund, the Directors understand that many shareholders are concerned about the discount to net asset value at which Fund shares trade. In this regard, the Board has implemented a managed distribution policy and also adopted an open-market share repurchase program, which was recently expanded.


   OPEN-MARKET SHARE REPURCHASE PROGRAM. In October 1997, the Board adopted an open-market share repurchase program to help reduce the Fund's discount. Under the share repurchase program adopted in 1997, the Fund was authorized to repurchase, from time to time, up to a maximum of 5.4 million shares of the Fund's common stock in open-market transactions, at the discretion of management (approximately 10% of the shares outstanding at the time the program was initially implemented). At the time the share repurchase program was adopted, the Fund's discount was approximately 20.33%. The Board adopted the share repurchase program because it believed that this program would benefit the Fund and its shareholders. In December 1999, the Board of Directors authorized management to extend the Fund's share repurchase program to also permit share repurchases on the Osaka Securities Exchange, and most recently, in May 2000, the Board of Directors approved the expansion of the share repurchase program by removing the 10% limitation on share repurchases in order to give management greater flexibility to engage in an aggressive share repurchase program in further efforts to address the Fund's discount to net asset value. As of June 30, 2000, the Fund has repurchased 2,810,700 shares.


   MANAGED DISTRIBUTION POLICY. In July 1998, the Board of Directors approved the implementation of a managed distribution policy under which approximately 10% of the Fund's average net asset value would be distributed to Fund shareholders on an annual basis. Under this distribution policy, the Fund makes quarterly distributions to Fund shareholders equal to 2.5% of the Fund's net asset value at the close of the NYSE on the Friday prior to each distribution's declaration date. If the total amount distributed exceeds the Fund's aggregate net investment income and net realized capital gains with respect to a given year, the excess amount distributed generally will constitute a return of capital to shareholders. The Fund was granted an order from the Securities and Exchange Commission on February 9, 1999 that permits the Fund to use realized capital gains when making the quarterly distributions, which began under this policy on September 15, 1998. The Board believes that the managed distribution policy benefits shareholders by providing a regular payout from the Fund while still preserving for the Fund the benefits of its closed-end structure. In addition, there is evidence indicating that, over the long-term, funds with managed distribution policies enjoy a more favorable market price in relation to net asset value than do comparable funds without a managed distribution policy.


   The Fund's Directors regularly review whether the Fund is managed and operated in a manner consistent with the best interests of the Fund and its shareholders. This review includes periodic consideration of measures to reduce the discount, such as the possibility of tender offers or conversion of the Fund into an open-end fund. The Board has not adopted these or any of the other measures considered to date because the Board believes that those measures, unlike the share repurchase program and the managed distribution policy, would have a negative impact on the Fund's portfolio management, expense ratio and shareholders.

   4. THE LEVEL OF THE FUND'S DISCOUNT TO NET ASSET VALUE AND PERFORMANCE IS IN THE SAME RANGE AS THAT OF COMPARABLE CLOSED-END FUNDS.(3)


   Although the Fund's shares have generally traded at a discount since the fourth calendar quarter of 1994, the Fund is trading at a discount comparable to other closed-end funds investing in the China region. As of June 30, 2000, among U.S. registered closed-end funds that primarily invest in China, discounts ranged from -25.8% to -29.3%. The Fund's discount as of that date was -25.8%. Since the Fund's inception, the premium/discount from net asset value has ranged from a low of -34.5% on April 14, 2000 to a high of +6.7% on September 23, 1994. The average weekly discount to net asset value from inception to June 30, 2000 was -17.95%.


   Since inception, the net asset value per share has ranged from a low of $7.99 on September 4, 1998 to a high of $22.06 on August 8, 1997, with an average weekly net asset value per share of $14.12. The market value per share from inception has ranged from a low of $5.75 on September 4, 1998 to a high of $17.50 on August 15, 1997, with an average weekly market value of $11.60.


   5. THE FUND'S EXPENSES ARE LIKELY TO INCREASE IF THE FUND IS CONVERTED TO AN OPEN-END FUND.


   Shareholders who desire to sell their Fund shares today can do so on the NYSE. If the Fund, however, were to adopt an open-end format, shareholders could only sell their shares through redemption. If the Fund were to experience substantial redemptions, as a much smaller fund, it might have a higher expense ratio. In order to protect against this possibility, the Fund would be required to engage in a continuous public offering intended at a minimum to offset redemptions. This, in turn, would subject the Fund to further expenses and a corresponding reduction in the Fund's return to shareholders. For example, in order to market the Fund's shares effectively, it would be necessary for the Fund to conform generally to sales practices of competing dealer-sold funds. For this reason, the Directors would likely recommend that shareholders approve the adoption of a distribution plan in accordance with Rule 12b-1 under the 1940 Act. Currently, Rule 12b-1 fees for the open-end investment companies in the Franklin Templeton funds range from an annual rate of 0.25% to 1.0% of a fund's average net assets.


   ------------------------
   3 Premium/discount information provided by Lipper/registered trademark/, Inc., June, 2000.

   Legal, accounting and registration costs would be incurred by the Fund to convert to an open-end fund. The Investment Manager estimates that these conversion costs would be approximately $835,000. Furthermore, a continuous public offering would require the Fund to maintain, on an ongoing basis, a current registration under federal securities laws, which involves additional costs. The Fund would also incur printing costs and other expenses in connection with maintaining a current prospectus. If the continuous offering were not successful in raising substantial new assets for the Fund, and redemptions were significantly more than new sales, the Fund's expense ratio likely would increase from its current level, as fixed costs would be paid out of a smaller asset base.


   6. SIGNIFICANT TAX CONSEQUENCES FOR THE FUND AND ITS SHAREHOLDERS MAY RESULT FROM CONVERSION TO AN OPEN-END FUND.


   If the Fund were to convert to an open-end structure, the need to sell portfolio securities to meet redemption requests may have adverse tax consequences to shareholders remaining in the Fund. In the event of a very large amount of redemptions, the Fund might be required to sell appreciated securities to meet redemption requests, and capital and/or ordinary gains might be generated. This would increase the amount of taxable distributions to remaining shareholders and net realized capital gains would be allocated among a smaller base of remaining shareholders. This would have two negative consequences. First, remaining shareholders would recognize and pay taxes on a greater amount of capital gain than would otherwise be the case. Secondly, the Fund may need to sell additional portfolio securities to fund the required distribution of realized capital gains, thereby further reducing the size of the Fund and possibly causing the realization of additional net capital gains.


   If, on the other hand, the Fund were required to sell depreciated securities to meet redemption requests, the Fund would incur a loss, which might otherwise have been avoided had the Fund been able to retain the securities pending realization of their investment potential. Moreover, losses realized on the sale of a security generally reduce amounts distributable to shareholders. In either event, if the Fund were required to dispose of a significant amount of its assets to satisfy very large redemption requests, it may be unable to satisfy certain diversification requirements applicable for tax purposes.


   7. THE FUND WOULD LOSE ITS LISTING ON THE NYSE IF IT IS CONVERTED TO AN OPEN-END FUND.


   If the Fund converts to an open-end fund, its shares would be delisted from the NYSE. The Investment Manager has advised the Board that the loss of the NYSE listing could be disadvantageous for the Fund because some investors, particularly foreign investors and certain institutional investors (such as pension funds that are subject to restrictions on the amount of their portfolio that can be invested in non-listed securities), are believed to consider a listing on the NYSE to be an important factor in their decision to buy or retain shares of the Fund. Delisting would save the Fund the annual NYSE fees of approximately $48,000, but as an open-end company, the Fund would pay federal and state registration and notification fees on sales of new shares, which could offset or even exceed that savings.


   8. FUND SHAREHOLDERS WOULD LOSE THE CURRENT ABILITY TO REINVEST DIVIDENDS AND DISTRIBUTIONS AT FAVORABLE RATES UNDER CERTAIN CIRCUMSTANCES.


   Shareholders of the Fund currently have the option of participating in the Fund's Dividend Reinvestment and Cash Purchase Plan. This Plan permits shareholders to elect to reinvest their dividends and distributions on a different basis than would be the case if the Fund converted to an open-end structure. When shares of the Fund are trading at a discount from net asset value, cash distributions paid by the Fund are generally reinvested through the purchase of additional shares at market prices. There is no direct charge to shareholders for reinvesting dividends and capital gains distributions, since the Plan Agent's fees are paid by the Fund. In addition, shareholders may make voluntary cash payments of at least $100 each, up to a total of $5,000 per month, to purchase additional shares of the Fund at market prices through the Plan. There is a $5.00 service charge from each voluntary cash payment. Whenever shares are purchased on the NYSE or otherwise on the open-market, each participant pays a pro rata portion of trading fees. Trading fees for purchasing shares through the Plan are expected to be less than the usual brokerage charges for individual transactions, because the Plan Agent purchases shares for all participants in blocks, which should result in lower trading fees for each individual participant. Thus, the Plan permits a participating shareholder to benefit by purchasing additional shares at a discount, and this buying activity may tend to lessen any discount. At times when the Fund's shares are trading at a premium over their net asset value, the Fund will issue new shares at the higher of net asset value or 95% of the then current market price. There are no trading fees for shares issued directly by the Fund. In contrast, as an open-end fund, all dividends and distributions would be reinvested at net asset value.


   WHAT ADDITIONAL MEASURES WOULD NEED TO BE TAKEN IN CONNECTION WITH CONVERSION TO AN OPEN-END FUND?


   If the shareholder proposal is approved by shareholders, the Directors would, consistent with Maryland law, consider adopting a resolution declaring it advisable to approve and present to shareholders a proposed amendment to the Fund's Articles of Incorporation to convert the Fund to an open-end investment company. After consideration of all the surrounding circumstances, however, the Board may continue to hold its view that the Fund's best interests are served by the Fund continuing as a closed-end fund, and may therefore determine to take no further action to convert the Fund to an open-end investment company.


   In the event that shareholders vote, at a future meeting, to convert the Fund from a closed-end fund to an open-end fund, a number of additional actions would need to be taken not only to effect the conversion of the Fund to an open-end investment company, but also to allow the Fund to operate effectively as an open-end investment company. These actions would include amending the Fund's Articles of Incorporation and reviewing carefully the investment objective and policies of the Fund to ensure that they conform to investment objectives and policies applicable to open-end investment companies.


   The Directors also would consider the adoption of a distribution agreement and a distribution plan. In the event the Directors approve a distribution plan for the Fund, shareholder approval for the plan also would be required. The Investment Manager would likely recommend that Franklin Templeton Distributors, Inc., an affiliate of the Investment Manager and principal underwriter for the Franklin Templeton open-end funds, serve as principal underwriter for the shares of the Fund.


   If the Directors believe that immediately following a conversion to open-end status there would likely be significant redemptions of shares that would disrupt long-term portfolio management of the Fund and dilute the interests of the remaining shareholders, the Directors may determine to impose a temporary redemption fee. Imposition of a redemption fee may deter certain redemptions and would compensate remaining long-term shareholders for the costs of the liquidation of a significant percentage of the Fund's portfolio. The Fund would notify shareholders in writing before the imposition of any temporary redemption fee.


   The Directors also would consider whether the Fund should reserve the right to meet redemptions by delivering portfolio securities rather than paying redemption proceeds in cash.


   THE DIRECTORS BELIEVE THAT THE CONTINUED OPERATION OF THE FUND AS A CLOSED-END FUND IS IN YOUR BEST LONG-TERM INTEREST, AND UNANIMOUSLY RECOMMEND A VOTE AGAINST THIS PROPOSAL.

   PROPOSAL 4: OTHER BUSINESS


   The Directors know of no other business to be presented at the Meeting. However, if any additional matters should be properly presented, proxies will be voted or not voted as specified. Proxies reflecting no specification will be voted in accordance with the judgment of the persons named in the proxy. Because the Fund did not have notice of any such matters before June 29, 2000, the persons named as proxies may exercise their discretionary voting power with respect to any matter presented at the Meeting.


 - INFORMATION ABOUT THE FUND


   THE INVESTMENT MANAGER. The Investment Manager of the Fund is Templeton Asset Management Ltd.-Hong Kong branch, a Singapore company with a branch office at Two Exchange Square, Hong Kong. Pursuant to an investment management agreement, the Investment Manager manages the investment and reinvestment of Fund assets. The Investment Manager is an indirect, wholly owned subsidiary of Resources.


   THE ADMINISTRATOR. The administrator of the Fund is Franklin Templeton Services, Inc. ("FT Services") with offices at 777 Mariners Island Boulevard, San Mateo, California 94404. FT Services is an indirect, wholly owned subsidiary of Resources. Pursuant to an administration agreement, FT Services performs certain administrative functions for the Fund. In addition, FT Services has entered into a Japanese shareholder servicing and administration agreement with Nomura Asset Management U.S.A. Inc. ("NAM-USA"), formerly Nomura Capital Management, Inc., under which NAM-USA performs certain administrative functions in Japan, subject to FT Services' supervision. NAM-USA is an affiliate of Nomura International (Hong Kong) Limited, an initial underwriter of the Fund's shares. NAM-USA has offices at 180 Maiden Lane, 26th Floor, New York, New York 10038.


   THE TRANSFER AGENT. The transfer agent, registrar and dividend disbursement agent for the Fund is ChaseMellon Shareholder Services, L.L.C., 85 Challenger Road, Overpeck Centre, Ridgefield Park, New Jersey 07660.


   THE CUSTODIAN. The custodian for the Fund is The Chase Manhattan Bank, MetroTech Center, Brooklyn, New York 11245.


   OTHER MATTERS. The Fund's last audited financial statements and annual report, dated December 31, 1999, are available free of charge. To obtain a copy, please call 1-800/DIAL BEN/registered trademark/ or forward a written request to Franklin/Templeton Investor Services, Inc., P.O. Box 33030, St. Petersburg, Florida 33733-8030.

   As of June 1, 2000, the Fund had 52,859,893 shares outstanding and total net assets of $583,346,143. The Fund's shares are listed on the NYSE (Symbol:
   TDF) and on the Osaka Securities Exchange (Symbol: 8683). From time to time, the number of shares held in "street name" accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding. To the knowledge of the Fund's management, as of June 1, 2000, there were no other entities holding beneficially or of record more than 5% of the Fund's outstanding shares, except as shown in the following table:



                                             AMOUNT AND NATURE            PERCENT OF
 NAME AND ADDRESS OF BENEFICIAL OWNER     OF BENEFICIAL OWNERSHIP     OUTSTANDING SHARES
--------------------------------------   -------------------------   -------------------
   FMR Corp.                                          3,226,500(1)          6.103%(2)
   Edward C. Johnson, 3rd
   Abigail P. Johnson
   82 Devonshire Street
   Boston, MA 02109

   ------------------------
   1 The nature of beneficial ownership is sole dispositive power as reported on Schedule 13G filed with the U. S. Securities and Exchange Commission on February 14, 2000.
   2 As reported on Schedule 13G dated and filed with the SEC on February 14, 2000.


   In addition, to the knowledge of the Fund's management, as of June 1, 2000, no nominee or Director of the Fund owned 1% or more of the outstanding shares of the Fund, and the Directors and Officers of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund.

 - FURTHER INFORMATION ABOUT VOTING AND
   THE SHAREHOLDERS' MEETING


   SOLICITATION OF PROXIES. Your vote is being solicited by the Board of Directors of the Fund. The cost of soliciting proxies, including the fees of a proxy soliciting agent, is borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies. The Fund has engaged Shareholder Communications Corporation to solicit proxies from brokers, banks, other institutional holders and individual shareholders at an anticipated cost, including out-of-pocket expenses, ranging between $42,000 to $98,750. The Fund expects that the solicitation would be primarily by mail, but also may include telephone, telecopy or oral solicitations. If the Fund does not receive your proxy by a certain time you may receive a telephone call from Shareholder Communications Corporation asking you to vote. The Fund does not reimburse Directors and Officers of the Fund, or regular employees and agents of the Investment Manager involved in the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the Meeting.

   VOTING BY BROKER-DEALERS. The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in "street name" for their customers, as well as the Japan Securities Clearing Corporation ("JSCC") holding shares of the Fund for its beneficial owners, will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms' or JSCC's proxy solicitation materials, the Fund understands that NYSE Rules permit the broker-dealers and JSCC to vote on Proposals 1, 2 and 4 on behalf of their customers and beneficial owners. With regard to Proposals 1, 2 and 4, certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting these shares in the same proportion as they vote shares for which they received instructions.


   QUORUM. A majority of the shares entitled to vote--present in person or represented by proxy--constitutes a quorum at the Meeting. The shares over which broker-dealers and JSCC have discretionary voting power, the shares that represent "broker non-votes" (I.E., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.


   METHODS OF TABULATION. Proposal 1, the election of Directors, requires the affirmative vote of the holders of a plurality of the Fund's shares present and voting on the Proposal at the Meeting. Proposal 2, ratification of the selection of the independent auditors, requires the affirmative vote of a majority of the Fund's shares present and voting on the Proposal at the Meeting. Proposal 3, the shareholder proposal that the Board of Directors consider approving, and submitting for shareholder approval, a proposal to convert the Fund from a closed-end fund to an open-end fund, requires the affirmative vote of a majority of the Fund's shares present and voting on the Proposal at the Meeting. Proposal 4, for the proxyholders to have discretion to vote on any other business that may properly come before the Meeting or any adjournments thereof, requires the affirmative vote of a majority of the Fund's shares present and voting on the Proposal at the Meeting. Abstentions and broker non-votes will be treated as votes not cast and, therefore, will not be counted for purposes of obtaining approval of each Proposal.


   ADJOURNMENT. In the event that a quorum is not present at the Meeting, the Meeting will be adjourned to permit further solicitation of proxies. In the event that a quorum is present, but sufficient votes have not been received to approve one or more of the Proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to those Proposals. The persons named as proxies will vote in their discretion on questions of adjournment those shares for which proxies have been received that grant discretionary authority to vote on matters that may properly come before the Meeting.


   SHAREHOLDER PROPOSALS. The Fund anticipates that its next annual meeting will be held in August 2001. Shareholder proposals to be presented at the next annual meeting must be received at the Fund's offices, 500 East Broward Boulevard, Ft. Lauderdale, Florida 33394-3091, Attn: Secretary, no later than March 21, 2001 in order to be included in the Fund's proxy statement and proxy card relating to that meeting and presented at the meeting. Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement. A shareholder who wishes to make a proposal at the 2001 Annual Meeting of Shareholders without including the proposal in the Fund's proxy statement should notify the Fund, at the Fund's offices, of such proposal by June 4, 2001. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2001 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.



                                      By order of the Board of Directors,



                                      Barbara J. Green
                                      SECRETARY


     July 19, 2000

                                                               TLTDF PROXY 7/00

                       TEMPLETON DRAGON FUND, INC.
                ANNUAL MEETING OF SHAREHOLDERS - AUGUST 28, 2000

The undersigned hereby revokes all previous proxies for his/her shares and appoints BARBARA J. GREEN, SAMUEL J. FORESTER, JR. and BRUCE S. ROSENBERG, and each of them, proxies of the undersigned with full power of substitution to vote all shares of Templeton Dragon Fund, Inc. (the" Fund") that the undersigned is entitled to vote at the Fund's Annual Meeting to be held at 500 East Broward Blvd., 12th Floor, Ft. Lauderdale, Florida at 2:00 p.m., Eastern time, on the 28th day of August 2000, including any adjournments thereof, upon matters set forth below.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR PROPOSALS 1 (INCLUDING ALL NOMINEES FOR DIRECTORS) AND 2, AGAINST PROPOSAL 3, AND WITHIN THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTER PURSUANT TO PROPOSAL 4.

                 (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

                              FOLD AND DETACH HERE

                                               Please mark your ballot as
                                               indicated in this example  [ ]


Proposal 1 - Election of Directors.

     FOR all nominees               WITHHOLD          Nominees: JOHN WM. GALBRAITH, BETTY P. KRAHMER,
    listed (except as              AUTHORITY          GORDON S. MACKLIN AND FRED R. MILLSAPS
   marked to the right)         to vote for all
                                nominees listed

         [ ]                         [ ]              To withhold authority to vote for any individual
                                                      nominee, write that nominee's name on the line
                                                      below.

                                                      ------------------------------------------------------------


Proposal 2 - Ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the Fund for the fiscal year ending December 31, 2000.

                     FOR               AGAINST             ABSTAIN

                     [ ]                 [  ]               [  ]





THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 3.

Proposal 3 - To request that the Board of Directors consider approving, and submitting for shareholder approval, a proposal to convert the Fund from a closed-end fund to an open-end fund.


                     FOR              AGAINST               ABSTAIN
                     [ ]               [ ]                    [ ]






Proposal 4 - In their discretion, the Proxyholders are authorized to vote upon such other matters that may properly come before the Meeting or any adjournments thereof.

                      FOR               AGAINST             ABSTAIN

                      [  ]                [  ]                [  ]



I PLAN TO ATTEND THE MEETING.             YES      NO
                                          [ ]      [ ]


SIGNATURE(S):                                              DATED       , 2000
             ---------------------------------------------      -------

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNING FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

                              FOLD AND DETACH HERE